                                                                 EXHIBIT 4.9


                               WALBRO CORPORATION

                                FIRST AMENDMENT


                           DATED AS OF JULY 26, 1995





                                      RE:

                   NOTE AGREEMENT DATED AS OF OCTOBER 1, 1994

                               TABLE OF CONTENTS

SECTION                                    HEADING                                                     PAGE

SECTION 1.                CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

         Section 1.1.  Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                 (a)      Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 (b)      Company's and Subsidiaries' Existence and Authority . . . . . . . . . . . .    2
                 (c)      Collateral Agent's Existence and Authority  . . . . . . . . . . . . . . . .    2
                 (d)      Security Agreements, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 (e)      Filing and Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                 (f)      Related Transactions on the Amendment Closing Date  . . . . . . . . . . . .    2
                 (g)      Satisfactory Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .    2

         Section 1.2.  Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 2.                AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

         Section 2.1.  Amendment of Section 5.11  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 2.2.  Amendment of Section 6.1 . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 2.3.  Amendment of Section 8.1 . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 2.4.  Amendment of Annex B to Exhibit C of the Note Agreement  . . . . . . . . . . .    4

SECTION 3.                MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

         Section 3.1.  Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 3.2.  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 3.3.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 3.4.  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5


                               WALBRO CORPORATION

                                FIRST AMENDMENT


To the Institutions Named on
Schedule I Hereto

Ladies and Gentlemen:

         Reference is made to that certain Note Agreement, dated as of October 1, 1994 (the "Note Agreement"), between Walbro Corporation, a Delaware corporation (the "Company"), and the Purchasers named in Schedule I attached thereto, under which $45,000,000 aggregate principal amount of 7.68% Senior Notes due October 1, 2004 of the Company (the "Notes") were originally issued. The Company hereby certifies that Schedule I hereto contains the names of all of the Holders of all of the Notes outstanding on the date hereof under the Note Agreement.

         Pursuant to that certain Walbro Corporation $135,000,000 Credit Agreement dated as of the date hereof (the "Credit Agreement"), among the Company, certain of its Subsidiaries, each of the banks named on the signature pages thereof (collectively, the "Banks") and Comerica Bank, a Michigan banking corporation, as agent for the Banks (the "Agent"), the Banks have agreed, subject to the satisfaction of certain terms and conditions, to make advances to the Company and certain of its Subsidiaries and to provide for the issuance of letters of credit for the account of the Company, individually, or jointly and severally with certain of its Subsidiaries, as provided therein.

         Pursuant to and in accordance with the Credit Agreement and the Note Agreement, the Banks and each of you have required that the Company and certain Subsidiaries provide to Comerica Bank, a Michigan banking corporation, as collateral agent for the Banks and the Holders (the "Collateral Agent"), various grants of collateral, security interests, liens and other encumbrances as security for the Company's and certain of its Subsidiaries' obligations under the Credit Agreement, the Note Agreement, the Notes, the Guaranty Agreements and certain guaranty agreements issued for the benefit of the Banks, as evidenced by (i) that certain Company Stock Pledge and Security Agreement dated as of the date hereof (the "Company Security Agreement") between the Company and the Collateral Agent, (ii) that certain Guarantor Stock Pledge and Security Agreement dated as of the date hereof (the "Guarantor Security Agreement") between the Company and the Domestic Subsidiaries and (iii) those certain pledge agreements dated on or about the date hereof (the "Foreign Pledge Agreements") from certain of the Subsidiaries for the benefit of the Collateral Agent. The Company Security Agreement, the Guarantor Security Agreement and the Foreign Pledge Agreements are hereinafter collectively referred to as the "Security Agreements."

         Pursuant to that certain Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement") among the Company, the Collateral Agent, the Agent, the other Banks and each of you, the Banks and each of you have entered into certain intercreditor arrangements with respect to the above-described transactions.

         Capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Note Agreement. As used herein, the term "Amendment Closing Date" shall mean the date on which the Company and the Holders of at least 66-2/3% in aggregate principal amount of outstanding Notes execute this First Amendment.

         In connection with the above-described transactions, the Company desires to amend certain provisions of the Note Agreement and, upon the execution and delivery of this First Amendment by the Company and the Holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, certain provisions of the Note Agreement shall be amended as of the date hereof in the manner described in Section 2 hereof.

SECTION 1.                CLOSING CONDITIONS.

         Section 1.1. Conditions. Your execution and delivery of this First Amendment shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of the execution and delivery of this First Amendment and to the following further conditions precedent:

                 (a) Legal Opinions. You shall have received from Katten, Muchin & Zavis, special counsel for the Company and its Subsidiaries and from Bodman, Longley & Dahling, counsel for the Collateral Agent, their respective opinions dated the Amendment Closing Date, in form and substance satisfactory to you.

                 (b) Company's and Subsidiaries' Existence and Authority. On or prior to the Amendment Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company and the Subsidiaries which are parties to the Company Security Agreement and the Guarantor Security Agreement as you may reasonably request in order to establish the existence and good standing of the Company and such Subsidiaries and the authorization of the transactions contemplated by this First Amendment, the Company Security Agreement, the Guarantor Security Agreement and the Intercreditor Agreement.

                 (c) Collateral Agent's Existence and Authority. On or prior to the Amendment Closing Date, you shall have received, in form and substance satisfactory to you and your special counsel, such documents and evidence with respect to the Collateral Agent as you may reasonably request in order to establish the existence and good standing of the Collateral Agent and the authorization of the transactions contemplated by the Security Agreements and the Intercreditor Agreement.

                 (d) Security Agreements, Etc. On or prior to the Amendment Closing Date, the Company Security Agreement, the Guarantor Security Agreement and the Intercreditor Agreement in the forms attached hereto as Exhibits B, C and D, respectively, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.

                 (e) Filing and Recording. On or prior to the Amendment Closing Date, the Company Security Agreement and the Guarantor Security Agreement and/or UCC-1 financing statements or other notices with respect thereto shall have been executed and shall be in proper form of recordation or filing in all public offices as may be necessary or appropriate in order to perfect the liens and security interests granted or conveyed thereby.

                 (f) Related Transactions on the Amendment Closing Date. The Company shall have consummated the transactions contemplated by the Credit Agreement.

                 (g) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this First Amendment, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         Section 1.2. Waiver of Conditions. If on the Amendment Closing Date, the conditions specified in Section 1.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this First Amendment. Without limiting the foregoing, if the conditions specified in
Section 1.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 1.2 shall operate to relieve the Company of any of its obligations hereunder or to waive your rights against the Company.

SECTION 2.                AMENDMENTS.

         Section 2.1. Amendment of Section 5.11. Section 5.11 of the Note Agreement is hereby amended in its entirety so that the same shall henceforth read as follows:

                          "Section 5.11.  Guaranties.  The Company will not,
                 and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except:

                          (a) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Subsidiary in compliance with the provisions of this Agreement,

                          (b) Guaranties by any Subsidiary which constitute Guaranties of obligations incurred by any other Subsidiary pursuant to the terms of the Credit Agreement and in compliance with the provisions of this Agreement (including, but not limited to, Section 5.7(a)(3)), and

                          (c) Guaranties by one or more Subsidiaries of Indebtedness of the Company incurred within the limitations of
                 Section 5.7(a)(3), provided that, as a condition precedent to entering into any such Guaranty, (i) each such Subsidiary shall have guaranteed the Notes equally and ratably with such other Indebtedness of the Company under a form of Guaranty which has the prior written approval of the Holder or Holders of the Notes, and (ii) the Holder or Holders of the Notes shall have received the favorable written opinion of independent counsel designated by such Holder or Holders to the effect that such Guaranty of the Notes is the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms."

         Section 2.2.  Amendment of Section 6.1.  Clauses (h) and (i) of
Section 6.1 of the Note Agreement is hereby amended as follows:

                          "(h)  The Company shall fail to observe or perform
                 any other provision of this Agreement or the Company or any Subsidiary shall fail to observe or perform any provision of any Security Agreement or the Intercreditor Agreement, in each case, which is not remedied within 30 business days after the earlier of (i) the day on which the Company or such Subsidiary first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company or such Subsidiary by any Holder; or

                          (i) Any representation or warranty made by the Company or any Subsidiary herein, in the Intercreditor Agreement, or any Security Agreement or any statement or certificate furnished by the Company or any Subsidiary in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company or any Subsidiary pursuant hereto or thereto, is untrue in any material respect as of the date of the issuance or making thereof; or"

         Section 2.3. Amendment of Section 8.1. Section 8.1 of the Note Agreement is hereby amended as follows:

                          (a) The definition of "Credit Agreement" is hereby deleted in its entirety and the following is inserted in lieu thereof:

                          "Credit Agreement" shall mean that certain Walbro
                 Corporation $135,000,000 Credit Agreement dated as of July 26, 1995 among the Company, certain of its Subsidiaries, Comerica Bank, as agent and the other banks named on the signature pages thereof, as the same may be amended, modified or supplemented from time to time, and any extension, renewal or replacement thereof."

                          (b)     The following definitions are hereby
                 incorporated into Section 8.1 in their correct alphabetical order:

                          "Intercreditor Agreement" shall mean that certain
                 Intercreditor Agreement dated as of July 26, 1995 among the Company, the Holders, the banks named on the signature pages thereof, Comerica Bank, as agent for such banks and as collateral agent for such banks and the Holders, as the same may be amended, modified or supplemented from time to time.

                          "Security Agreements" shall mean (i) that certain
                 Company Stock Pledge and Security Agreement dated as of July 26, 1995 between the Company and Comerica Bank, as collateral agent, (ii) that certain Guarantor Stock Pledge and Security Agreement dated as of July 26, 1995 between the Domestic Subsidiaries and Comerica Bank, as collateral agent and (iii) those certain pledge agreements dated on or about July 26, 1995 from certain of the Subsidiaries for the benefit of Comerica Bank, as collateral agent, in each case, as the same may be amended, modified or supplemented from time to time."

         Section 2.4. Amendment of Annex B to Exhibit C of the Note Agreement. Annex B to Exhibit C of the Note Agreement is hereby amended by inserting the following at the end of paragraph 4 of thereof:

                          "ESOP Credit Agreement - $1,633,875."

SECTION 3.                MISCELLANEOUS.

         Section 3.1. Execution in Counterparts. Two or more duplicate originals of this First Amendment may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This First Amendment may be executed in one or more counterparts and will be effective (as of the effective date set forth below), when at least one counterpart has been executed by the Company and the Holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, and each set of counterparts which, collectively, show execution by each such party shall constitute one duplicate original.

         Section 3.2. Fees and Expenses. All fees and expenses relating to the subject matter of this First Amendment, including, without limitation, all fees and expenses of special counsel to the Holders, shall be paid by the Company.

         Section 3.3. Governing Law. This First Amendment shall be governed by and construed in accordance with Illinois law.

         Section 3.4. Captions. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         If this First Amendment is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this First Amendment and return such counterpart to the Company, and upon receipt by the Company of counterparts of this First Amendment executed by the Holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, the Note Agreement shall be amended as set forth above, but all other terms and provisions of the Note Agreement shall remain unchanged and are in all respects ratified, confirmed and approved. If and to the extent that any of the terms or provisions of the Note Agreement, as amended prior to the date hereof, are in conflict with or are inconsistent with any of the terms or provisions of this First Amendment, this First Amendment shall govern.

         This First Amendment shall be effective as of July 26, 1995.


                                     WALBRO CORPORATION

                                     By:
                                        ---------------------------------------
                                             Its Treasurer
Accepted and Agreed to:

                                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                     By:
                                        ---------------------------------------
                                             Its

                                     By:
                                        ---------------------------------------
                                             Its


                                     THE MUTUAL LIFE INSURANCE COMPANY OF
                                       NEW YORK


                                     By:
                                        ---------------------------------------
                                             Its


                                     MONY LIFE INSURANCE COMPANY OF AMERICA


                                     By:
                                        ---------------------------------------
                                             Its


                                     FINANCIAL HORIZONS LIFE INSURANCE COMPANY


                                     By:
                                        ---------------------------------------
                                             Its

         This First Amendment shall be effective as of July _____, 1995.


                                             WALBRO CORPORATION

                                             By:
                                                -------------------------------
                                                     Its
Accepted and Agreed to:

                                             PRINCIPAL MUTUAL LIFE INSURANCE
                                               COMPANY


                                             By:
                                                -------------------------------
                                                     Its

                                             By:
                                                -------------------------------
                                                     Its


                                             THE MUTUAL LIFE INSURANCE COMPANY
                                               OF NEW YORK


                                             By:
                                                -------------------------------
                                                     Its


                                             MONY LIFE INSURANCE COMPANY OF
                                               AMERICA


                                             By:
                                                -------------------------------
                                                     Its


                                             FINANCIAL HORIZONS LIFE INSURANCE
                                               COMPANY


                                             By:
                                                -------------------------------
                                                     Its


                                             NATIONWIDE LIFE INSURANCE COMPANY


                                             By:
                                                -------------------------------
                                                     Its

         The undersigned Domestic Subsidiaries hereby (i) consent and agree to the terms of this First Amendment and (ii) reaffirm that (A) the representations and warranties of the Domestic Subsidiaries contained in Exhibit C to the Note Agreement are true and correct as of the date hereof and
(B) the Guaranty Agreements remain in full force and effect.


                          WALBRO AUTOMOTIVE CORPORATION


                          By:
                             --------------------------------------------------
                                  Its


                          WALBRO ENGINE MANAGEMENT CORPORATION


                          By:
                             --------------------------------------------------
                                  Its


                          SHARON MANUFACTURING COMPANY


                          By:
                             --------------------------------------------------
                                  Its


                          WHITEHEAD ENGINEERED PRODUCTS


                          By:
                             --------------------------------------------------
                                  Its

                                   SCHEDULE I


                                                                           PRINCIPAL AMOUNT
                       NAME OF                                              OF NOTES HELD
                 REGISTERED HOLDER                                          BY SUCH HOLDER


Principal Mutual Life Insurance Company                                      $20,000,000

The Mutual Life Insurance Company of New York                                 $9,000,000

MONY Life Insurance Company of America                                        $6,000,000

Financial Horizons Life Insurance Company                                     $2,000,000

Nationwide Life Insurance Company                                             $8,000,000



                                   EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES


         A. The Company and each Subsidiary which is a party to any Security Agreement represents and warrants to each Holder as follows:




                 1. Representations Contained in the Note Agreement. The representations and warranties contained in paragraphs 2 through 4 and paragraphs 6 through 19 of Exhibit C to the Note Agreement and contained in the Credit Agreement are, after giving effect to the First Amendment and the transactions contemplated thereby, true and correct on and as of the date hereof.

                 2. Company Documents. The execution and delivery of the First Amendment, the Security Agreement to which the Company is a party and the Intercreditor Agreement and compliance by the Company with all of the provisions thereof -

                          (a)     are within the corporate powers of the
                 Company;

                          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company (other than as expressly provided therein); and

                          (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the First Amendment, the Security Agreement to which the Company is a party and the Intercreditor Agreement constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

                 3. Subsidiary Documents. (a) The execution of each Security Agreement by the Subsidiary which is or, with respect to the Foreign Pledge Agreements, will be a party thereto and compliance by such Subsidiary with all of the provisions of such Security Agreement -

                          (i)     are within the corporate powers of such
                 Subsidiary;

                          (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of such Subsidiary or any indenture or other agreement or instrument to which such Subsidiary is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Subsidiary (other than as expressly provided therein); and

                          (iii) has been or, with respect to the Foreign Pledge Agreements, will be duly authorized by proper corporate action on the part of such Subsidiary (no action by the stockholders of such Subsidiary being required by law, by the Articles of Incorporation or By-laws of such Subsidiary or otherwise), and such Security Agreement has been or, with respect to the Foreign Pledge Agreements, will constitute the legal, valid and binding obligation, contract and agreement of such Subsidiary enforceable in accordance with its terms.

                 4. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with (i) the execution and delivery by the Company of the First Amendment, the Intercreditor Agreement or the Security Agreement to which it is a party or compliance by the Company with any of the provisions thereof or (ii) the execution and delivery by each Subsidiary of the Security Agreement to which it is a party or compliance by such Subsidiary with any of the provisions of such Security Agreement.

                 5. Compliance with Law. Neither the Company nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, impair the ability of the Company to perform its obligations contained in the First Amendment, the Security Agreement to which the Company is a party or the Intercreditor Agreement or impair the ability of any Subsidiary to perform its obligations under the Security Agreement to which it is or, with respect to the Foreign Pledge Agreements, will be a party.

                 6. Perfection of Security Interest. On and as of the Amendment Closing Date, the Security Agreements and financing statements or other notices with respect thereto have been executed and shall be in proper form for filing or recordation in all the public offices wherein such filing or recordation is necessary to perfect the liens and security interests of the Collateral Agent in the property described therein (to the extent such liens and security interests can be perfected by recordation or filing) as against creditors of and purchasers from the Company and each Subsidiary which is a party thereto, and the Security Agreements have created or, with respect to the Foreign Pledge Agreements, will create valid and, upon such recordations and filings and, with respect to the Pledged Domestic Shares and Pledged Foreign Shares (as such terms are defined in the Security Agreements), possession of such Pledge Domestic Shares and Pledged Foreign Shares by the Collateral Agent, perfected priority liens on and security interests in, the right, title and interest of the Company and each Subsidiary which is a party thereto in and to the property described therein, effective as against creditors of and purchasers from the Company and each Subsidiary which is or, with respect to the Foreign Pledge Agreements, will be a party thereto.





                                      A-2